UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
October 1, 2007
MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code      (585) 647-6400
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Agreement
     On October 1, 2007, the Company entered into an Employment Agreement with its President, Robert G. Gross. The Agreement became effective on October 1, 2007 and has a five year term.
     Under the Agreement, Mr. Gross (i) will be paid a base salary of $840,000; (ii) will be eligible to earn a target annual bonus, pursuant to the terms of the Company’s Management Incentive Compensation Plan, equal to up to 150% of his base salary upon the achievement of certain predetermined corporate objectives and (iii) will participate in the Company’s other incentive and welfare and benefit plans made available to executives. Mr. Gross will also receive a special bonus of $750,000, payable in five annual installments of $150,000, which payments began on October 1, 2007 (the “Special Bonus”). If the Agreement terminates before October 1, 2012 either for Cause (as defined therein) or as the result of Mr. Gross’s resignation without Good Reason (as defined therein), then Mr. Gross will be required to repay a portion of the last-received annual installment of the Special Bonus, pro-rata to the date of termination. In consideration for Mr. Gross’s covenant not-to-compete with the Company or to solicit its employees, the Company will pay him an additional $750,000, payable in five equal installments of $150,000, beginning on October 1, 2012 or the earlier termination of the Agreement (the “Non-Compete Payment”). Finally, Mr. Gross is entitled to certain payments upon death, disability, a termination without Cause (as defined therein), a resignation by Mr. Gross for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Agreement.
     On October 2, 2007 and in consideration for Mr. Gross’s execution of the Agreement, the Company’s Compensation Committee awarded to Mr. Gross an option to purchase 375,000 shares of Common Stock (calculated following the Company’s recent three-for-two stock split) at an exercise price of $22.80 per share (the closing price of the Company’s stock on the date of the award), pursuant to the Company’s 2007 Stock Incentive Plan.
     A copy of the Company’s Employment Agreement with Mr. Gross is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.
Item 9.01   Financial Statements and Exhibits
          (a) Not Applicable
          (b) Not Applicable
          (c) The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Employment Agreement by and between Monro Muffler Brake, Inc. and Robert G. Gross, dated October 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

October 4, 2007	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President and Chief Financial Officer